UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

July 10, 2025

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha, NE	(Zip Code)
(Address of Principal Executive Offices)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On July 10, 2025, Valmont Industries, Inc. (the “Company”) and its wholly-owned subsidiaries Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, entered into a Third Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto (the “Restated Credit Agreement”) providing for a five year, $800 million committed unsecured revolving credit facility.  The Restated Credit Agreement amends and restates the Second Amended and Restated Credit Agreement date as of October 18, 2021 among the Borrowers, the Administrative Agent and the other lenders party thereto (as amended, the “Existing Credit Agreement”).

The Restated Credit Agreement contains substantially similar terms to the Existing Credit Agreement and extends the maturity date from October 18, 2026 to July 10, 2030. Other material terms, including financial covenants and pricing, were not changed by the Restated Credit Agreement, except as follows:

•	the uncommitted accordion feature under the credit facility was increased from $300 million to $400 million;

•	a 10 basis point credit spread adjustment previously applied to SOFR-based loans was eliminated;

•	the sustainability pricing adjustments previously applicable to interest rates and commitment fees based on certain key performance indicators (KPIs) were eliminated and the Restated Credit Agreement provides the Company with the ability to propose sustainability pricing adjustments based on KPIs in the future; and

•	the commitment fees payable on the average daily unused portion of the commitments under the credit facility previously ranging from 10 to 25 basis points, depending on the credit rating of the Company’s senior, unsecured, long-term debt, were reduced to 9 to 20 basis points.

The description above does not purport to be a complete summary of the Restated Credit Agreement and is qualified in its entirety by reference to the Restated Credit Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 above is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Third Amended and Restated Credit Agreement, dated as of July 10, 2025, among the Company, Valmont Industries Holland B.V. and Valmont Group Pty. Ltd., as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other lenders party thereto.

104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date: July 10, 2025

	By:	/s/ Thomas Liguori
		Name:	Thomas Liguori
		Title:	Executive Vice President and
Chief Financial Officer